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                                                                   EXHIBIT 10.34

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH (68581)
KEITH F. PARK (54275)
TRAVIS E. DOWNS, III (148274)
AMBER L. ECK (177882)
600 WEST BROADWAY, SUITE 1800
SAN DIEGO, CA  92101
TELEPHONE:  619/231-1058

JEFFREY & DREHER, LLP
ROBERT SCOTT DREHER (120527)
225 BROADWAY, 19TH FLOOR
SAN DIEGO, CA  92101
TELEPHONE:  619/230-8828

CO-LEAD COUNSEL FOR LEAD PLAINTIFFS


                          UNITED STATES DISTRICT COURT

                         SOUTHERN DISTRICT OF CALIFORNIA


---------------------------------
IN RE MP3.COM, INC. SECURITIES   )   MASTER FILE NO.
LITIGATION                       )     00-CV-1873-K(NLS)
                                 )
                                 )   STIPULATION OF SETTLEMENT
THIS DOCUMENT RELATES TO:        )
                                 )
        ALL ACTIONS.             )
                                 )
                                 )



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        THIS STIPULATION OF SETTLEMENT DATED AS OF MARCH 20, 2001 (THE
"STIPULATION"), IS MADE AND ENTERED INTO BY AND AMONG THE FOLLOWING SETTLING PARTIES (AS DEFINED FURTHER IN SECTION IV HEREOF): (i) THE REPRESENTATIVE PLAINTIFFS (ON BEHALF OF THEMSELVES AND EACH OF THE CLASS MEMBERS), BY AND THROUGH THEIR COUNSEL OF RECORD IN THE ACTIONS; AND (ii) THE DEFENDANTS IDENTIFIED BELOW, BY AND THROUGH THEIR COUNSEL OF RECORD IN THE ACTIONS. THE STIPULATION IS INTENDED BY THE SETTLING PARTIES TO FULLY, FINALLY AND FOREVER RESOLVE, DISCHARGE AND SETTLE THE RELEASED CLAIMS (AS DEFINED IN P. 1.16), UPON AND SUBJECT TO THE TERMS AND CONDITIONS HEREOF.

1.      THE LITIGATION


        On and after September 19, 2000, actions were filed in the United States District Court for the Southern District of California (the "Court") as securities class actions on behalf of persons who purchased the common stock of MP3.com, Inc. ("MP3.com").

        By Order dated October 31, 2000, these actions were consolidated for all purposes as In re MP3.com, Inc. Securities Litigation, Master File No. 00-CV-1873-K(NLS) (the "Litigation").

        The complaints allege violations of Sections 10(b), 20(a) and 20A of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The Litigation is brought on behalf of a class consisting of all persons who purchased the common stock of MP3.com between January 13, 2000 and September 7, 2000.



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        On or after September 14, 2000, derivative actions were filed in the
Superior Court of the State of California for the County of San Diego on behalf of MP3.com. These actions (the "Derivative Actions") were consolidated by Order dated November 15, 2000 under the caption Larret v. Robertson, et al., Lead Case No. GIC 754696.

        The Litigation and the Derivative Actions are hereinafter referred to collectively as the "Actions."

2.      DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY


        The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiffs in the Litigation. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. The Defendants also have denied and continue to deny, inter alia, the allegations that the Representative Plaintiffs or the Class Members have suffered damage, that the price of MP3.com stock was artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, or that the Representative Plaintiffs or the Class were harmed by the conduct alleged in the Litigation.

        Nonetheless, the Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth



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in this Stipulation. The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Litigation. The Defendants have, therefore, determined that it is desirable and beneficial that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation.

3.      CLAIMS OF THE REPRESENTATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT


        The Representative Plaintiffs believe that the claims asserted in the Litigation have merit. However, counsel for the Representative Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals. Counsel for the Representative Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Litigation, as well as the difficulties and delays inherent in such litigation. Counsel for the Representative Plaintiffs also are mindful of the inherent problems of proof under and possible defenses to the violations asserted in the Litigation. Counsel for the Representative Plaintiffs believe that the settlement set forth in this Stipulation confers substantial benefits upon the Class. Based on their evaluation, counsel for the Representative Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Representative Plaintiffs and the Class.



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4.      TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT


        NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Representative Plaintiffs (for themselves and the Class Members) and the Defendants, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows:

        1.      Definitions


        As used in the Stipulation the following terms have the meanings specified below:

        0.1 "Authorized Claimant" means any Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

        0.2 "Claimant" means any Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

        0.3 "Claims Administrator" means the firm of Gilardi & Co. LLC.

        0.4 "Class" means a class consisting of all Persons (other than those Persons who timely and validly request exclusion from the Class) who purchased the common stock of MP3.com during the



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period January 13, 2000 through September 7, 2000. Excluded from the Class are
Defendants and the Released Persons ("Excluded Persons"), members of the immediate families of the Excluded Persons, any entity in which any Excluded Person has or had a controlling interest, present or former directors and officers of MP3.com, and the legal representatives, heirs, successors, or assigns of any such Excluded Person or entity.

        0.5 "Class Period" means the period commencing on January 13, 2000 through and including September 7, 2000.

        0.6 "Class Member" or "Member of the Class" mean a Person who falls within the definition of the Class as set forth in P. 1.4 of the Stipulation.

        0.7 "Defendants" means MP3.com, Inc., and any of its subsidiaries, Michael L. Robertson, Robin D. Richards and Paul H. Ouyang.

        0.8 "Effective Date" means the first date by which all of the events and conditions specified in P. 8.1 of the Stipulation have been met and have occurred.

        0.9 "Escrow Agent" means the law firm of Milberg Weiss Bershad Hynes & Lerach LLP or its successor(s). 0.10 "Final" means: (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of a writ of certiorari to review the Judgment and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final



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dismissal of any proceeding on certiorari to review the Judgment; or (c) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court's Judgment approving the Stipulation substantially in the form of Exhibit B attached hereto; i.e., thirty (30) days after entry of the Judgment. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

        0.11 "Judgment" means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

        0.12 "Person" means an individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

        0.13 "Plaintiffs' Settlement Counsel" means Co-Lead Counsel for plaintiffs in the Litigation: Milberg Weiss Bershad Hynes & Lerach LLP, William
S. Lerach, Keith F. Park, Travis E. Downs, III, 600 West Broadway, Suite 1800, San Diego, California, 92101-5050, Telephone (619) 231-1058; and Jeffrey & Dreher, Scott Dreher, 225 Broadway, 19th Floor, San Diego, California, 92101, Telephone (619) 230-8828.



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        0.14 "Plan of Allocation" means a plan or formula of allocation of the
Settlement Fund whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the settlement, Taxes and Tax Expenses and such attorneys' fees, expenses and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation and Defendants shall have no responsibility or liability with respect thereto.

        0.15 "Related Persons" means each of a Defendant's past or present directors, officers, managers, employees, partners, members, principals, agents, underwriters, controlling shareholders, attorneys, accountants or auditors, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his or her family.

        0.16 "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined in P. 1.22 hereof), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, breach of



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fiduciary duty, or violations of any state or federal statutes, rules or regulations, by any Representative Plaintiff or Class Member against any Defendants and/or Released Persons arising out of, based upon or related to both the purchase of MP3.com, Inc. common stock between January 13, 2000 and September 7, 2000, and the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were or could have been alleged in the Litigation.

        0.17 "Released Persons" means each and all of the Defendants, and the Related Persons.

        0.18 "Representative Plaintiffs" means each of the plaintiffs who filed a complaint in the Litigation.

        0.19 "Representative Plaintiffs' Counsel" means counsel who have appeared for any of the Representative Plaintiffs in the Litigation.

        0.20 "Settlement Fund" means the principal amount of (a) Thirty Four Million One Hundred Thousand Dollars ($34,100,000) in cash (plus any accrued interest), and (b) Two Million Five Hundred Thousand (2,500,000) shares of freely tradeable MP3.com common stock as further described in P. 3.1(b) below, plus any accrued interest on the cash portion of the Settlement Fund.

        0.21 "Settling Parties" means, collectively, each of the Defendants and the Representative Plaintiffs on behalf of themselves and the Members of the Class.

        0.22 "Unknown Claims" means any Released Claims which any Representative Plaintiff or Class Member does not know or suspect



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to exist in his, her or its favor at the time of the release of the Released
Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement or not to exclude himself, herself, or itself from the Class. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Representative Plaintiffs shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code Section 1542, which provides:

                A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Representative Plaintiffs shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Representative Plaintiffs and Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each Representative Plaintiff shall expressly and each Class Member, upon the Effective Date, shall be



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deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Representative Plaintiffs acknowledge, and the Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

        2.      Consent to Jurisdiction of Magistrate Judge


        0.1 The Settling Parties consent, pursuant to 28 U.S.C. Section 63(c) and Rule 73 of the Federal Rules of Civil Procedure, to exercise by the Honorable Nita L. Stormes, United States Magistrate Judge of the Southern District of California, of jurisdiction over this case and to the conduct of all proceedings relating to this settlement and the entry of such orders and judgments as are necessary or required to approve, implement and act upon the Stipulation, the Plan of Allocation, the Fee and Expense Application and all related matters.

        3.      The Settlement


                a.      THE SETTLEMENT FUND



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        0.1 The principal amount of Thirty Four Million One Hundred Thousand
Dollars ($34,100,000) in cash (plus any accrued interest) and Two Million Five Hundred Thousand (2,500,000) freely tradeable shares of MP3.com common stock shall constitute the Settlement Fund and shall be transferred as follows:

                (a) The cash amount of $34,100,000 million has been paid by MP3.com into an interest bearing account maintained by the Escrow Agent.

                (b) Two Million Five Hundred Thousand (2,500,000) shares of freely tradeable MP3.com Common Stock (the "Settlement Stock"), which will be registered or exempt from registration under the Securities Act of 1933, to be provided by MP3.com to be distributed to Class Members and plaintiffs' counsel as described in Section 3.1(b)(i)-(vii), below.

                        (i) Unless the Settling Parties otherwise agree, distribution of the Settlement Fund to Class Members shall not occur prior to March 31, 2002, and only then upon sixty (60) days notice by the Claims Administrator to MP3.com. Ten (10) days before the distribution contemplated by this paragraph, MP3.com shall provide plaintiffs' Co-Lead Counsel with the written opinion of outside counsel substantially to the effect: (a) that the Settlement Stock will be issued in compliance with the registration requirements of Section 5 of the Securities Act of 1933 or will be issued in reliance upon an exemption therefrom; (b) that the Settlement Stock is fully tradeable without any restriction after



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distribution; and (c) that such shares are otherwise fully paid, non-assessable and free from all liens and encumbrances created by MP3.com.

                        (ii) To the extent that the Court authorizes the distribution of the Settlement Stock as payment of any portion of the attorneys' fees to counsel for Representative Plaintiffs, Defendants shall direct MP3.com's stock transfer agent to issue and distribute such stock on or before the fifth
(5th) business day following the execution and service of an order awarding said attorneys' fees.

                        (iii) If MP3.com is sold or otherwise acquired prior to the distribution of the Settlement Stock, the stock or any undistributed portion thereof shall be treated equally with all other outstanding shares of MP3.com common stock.

                        (iv) The total number of shares to be contributed to the settlement shall be adjusted to reflect any change due to stock splits, stock dividends, reverse stock splits or recapitalizations that occur from March 20, 2001 until the time of the distribution(s).

                        (v) The risk that the stock shall decrease in value, or have no value, and the risk of bankruptcy by MP3.com and any resulting impact on the value of the stock or the contemplated distributions, is to be bourne by the recipients of the stock; i.e., the Class and plaintiffs' counsel.

                        (vi) The individual Defendants shall have no responsibility for the payment of any of the Settlement Fund.



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                        (vii) All costs, including those of MP3.com's transfer
agent, incurred in issuing and distributing any Settlement Stock to the recipients shall be borne by MP3.com.

                b.      THE ESCROW AGENT


        0.2 The Escrow Agent shall invest the cash portion of the Settlement Fund deposited pursuant to P. 3.1(a) above in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then current market rates. The Escrow Agent shall bear all risks related to investment of the Settlement Fund.

        0.3 The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of counsel for Defendants and Plaintiffs' Settlement Counsel.

        0.4 Subject to further order and/or direction as may be made by the Court, the Escrow Agent is authorized to execute such transactions on behalf of the Class Members as are consistent with the terms of the Stipulation.

        0.5 All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.



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        0.6 Within ten (10) days after payment of the cash portion of the
Settlement Fund to the Escrow Agent pursuant to P. 3.1, the Escrow Agent may establish a "Notice and Administration Fund," and may deposit up to $50,000 from the Settlement Fund in it. The Notice and Administration Fund may be used by Plaintiffs' Settlement Counsel to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Class, and in the Derivative Actions, current holders of MP3.com common stock, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any. The Notice and Administration Fund may also be invested and earn interest as provided for in P.
3.2 of this Stipulation.

                c.     TAXES


        0.7 Settling Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. Section 1.468B-1. In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this P. 3.7, including the "relation-back election" (as defined in Treas. Reg. Section 1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation



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for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

                (a) For the purpose of Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. Section 1.468B-2(k)(l)). Such returns (as well as the election described in P. 3.7) shall be consistent with this P. 3.7 and in all events shall reflect that all Taxes (including any estimated Taxes, interest or penalties) on the income earned by the cash portion of the Settlement Fund shall be paid out of the Settlement Fund as provided in P. 3.7(b) hereof.

                (b) All (a) Taxes (including any estimated Taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any Taxes or tax detriments that may be imposed upon the Defendants or their counsel with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for federal or state income tax purposes ("Taxes"), and (b) expenses and costs incurred in connection with the operation and implementation of this P. 3.7 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this P. 3.7) ("Tax Expenses"), shall



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be paid out of the Settlement Fund; in all events neither the Defendants nor their counsel shall have any liability or responsibility for the Taxes or the Tax Expenses. The Escrow Agent shall indemnify and hold each of the Defendants and their counsel harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.468B-2(1)(2)); neither the Defendants nor their counsel are responsible nor shall they have any liability therefor. The parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this P. 3.7.

                (c) For the purpose of this P. 3.7, references to the Settlement Fund shall include both the Settlement Fund and the Notice and Administration Fund and shall also include any earnings thereon.

                d.      TERMINATION OF SETTLEMENT



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        0.8 In the event that the Stipulation is not approved, or is terminated, cancelled, or fails to become effective for any reason, the Settlement Fund (including accrued interest) less expenses actually incurred or due and owing in connection with the settlement provided for herein, shall be refunded to Defendants as described in P. 8.4 below.

        4.      Notice Order and Settlement Hearing


        0.1 Promptly after execution of the Stipulation, Plaintiffs' Settlement Counsel shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the "Notice Order"), substantially in the form of Exhibit A attached hereto, requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, and approval for the mailing and publication of a settlement notice (the "Notice"), substantially in the form of Exhibits A-1 and A-3 attached hereto, which shall include the general terms of the settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application as defined in P. 7.1 below and the date of the Settlement Hearing as defined below.

        0.2 Plaintiffs' Settlement Counsel shall request that after Notice is given, the Court hold a hearing (the "Settlement Hearing") and approve the settlement of the Litigation as set forth herein. At or after the Settlement Hearing, Plaintiffs' Settlement Counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.

        5.      Releases



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        0.1 Upon the Effective Date, as defined in P. 1.8, the Representative
Plaintiffs and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims and any and all claims arising out of, relating to, or in connection with the settlement or resolution of the Litigation against the Released Persons, whether or not such Class Member executes and delivers the Proof of Claim and Release.

        0.2 The Proof of Claim and Release to be executed by Class Members shall release all Released Claims against the Released Persons and shall be substantially in the form contained in Exhibit A-2 attached hereto.

        0.3 Upon the Effective Date, as defined in P. 1.8, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Class Members and counsel to the Representative Plaintiffs from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.

        6. Administration and Calculation of Claims, Final Awards and Supervision and Distribution of Settlement Fund


        0.1 Plaintiffs' Settlement Counsel, or their authorized agents, acting on behalf of the Class, and subject to such supervision and direction of the Court as may be necessary or as



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circumstances may require, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of the Net Settlement Fund (defined below) to Authorized Claimants. The Settlement Fund shall be applied as follows:

                (a) to pay all the costs and expenses reasonably and actually incurred in connection with providing Notice, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any;

                (b) to pay the Taxes and Tax Expenses described in P. 3.7 above;

                (c) to pay to Representative Plaintiffs' Counsel attorneys' fees, expenses and costs with interest thereon (the "Fee and Expense Award"), if and to the extent allowed by the Court; and

                (d) to distribute the balance of the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.

        0.2 Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following:

                (a) Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person



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claiming to be an Authorized Claimant shall be required to submit to the Claims
Administrator a completed Proof of Claim and Release, substantially in the form of Exhibit A-2 attached hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

                (b) Except as otherwise ordered by the Court, all Class Members who fail to timely submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to this Stipulation and the settlement set forth herein, but will in all other respects be subject to and bound by the provisions of this Stipulation, the releases contained herein, and the Judgment.

                (c) The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation to be described in the Notice and approved by the Court.

                (d) On the appropriate date, the Claims Administrator shall inform MP3.com's counsel that claims processing has been completed and that all or a portion of the Settlement Stock shall be distributed to the Class. The Claims Administrator also shall provide MP3.com's transfer agent with a list (in the form required by the transfer agent) identifying each Class Member who is entitled to receive stock and the number of shares of Settlement Stock to be issued to each such person. MP3.com shall direct its stock transfer agent to issue and distribute the Settlement Stock



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remaining in the Settlement Fund within five (5) business days of receipt of the list of the persons and in the amounts shown on said list.

        0.3 The Defendants shall have no responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the cash portion of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes, or any losses incurred in connection therewith.

        0.4 No Person shall have any claim against Plaintiffs' Settlement Counsel or any claims administrator, or other agent designated by Plaintiffs' Settlement Counsel, or Defendants or their counsel based on the distributions made substantially in accordance with this Stipulation and the settlement contained herein, the Plan of Allocation, or further orders of the Court.

        0.5 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant's claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the settlement set forth therein, or any other orders entered pursuant to the Stipulation.

        7. Representative Plaintiffs' Counsel's Attorneys' Fees and Reimbursement of Expenses


        0.1 Representative Plaintiffs' Counsel may submit an application or applications (the "Fee and Expense Application") for distributions to them from the Settlement Fund for: (a) an award of attorneys' fees; plus (b) reimbursement of expenses incurred in connection with prosecuting the Litigation, plus any interest on such attorneys' fees and expenses at the same rate and for the same periods as earned by the cash portion of the Settlement Fund (until paid) as may be awarded by the Court. Representative Plaintiffs' Counsel reserve the right to make additional applications for fees and expenses incurred.

        0.2 The attorneys' fees and expenses, including the fees of experts and consultants, as awarded by the Court, shall be paid to Plaintiffs' Settlement Counsel from the Settlement Fund, as ordered, immediately after the Court executes an order awarding such fees and expenses. Plaintiffs' Settlement Counsel shall thereafter allocate the attorneys' fees amongst Representative Plaintiffs' Counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Litigation. In the event that the Effective Date does not occur, or the Judgment or the order making the Fee and Expense Award is reversed or modified, or the Stipulation is cancelled or terminated for any other reason, and in the event that the Fee and Expense Award has been paid to any extent, then Representative Plaintiffs' Counsel shall within five (5) business days from receiving notice from Defendants' counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund, the fees and expenses previously paid to them from the Settlement Fund plus interest thereon at the same rate as earned on the Settlement Fund in an amount consistent with such reversal or modification. Each such Representative Plaintiffs' Counsel's law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.

        0.3 Any adjustments to the stock portion of any attorneys' fees awarded by the Court shall be made in accordance with Section IV.3.1(b) hereof.

        0.4 The procedure for and the allowance or disallowance by the Court of any applications by any of the counsel to the Representative Plaintiffs for attorneys' fees and expenses to be paid out of the Settlement Fund, are not part of the settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceeding relating to the Fee and Expense Application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the settlement of the Litigation set forth herein.

        0.5 Defendants and their Related Persons shall have no responsibility for, and no liability whatsoever with respect to, any payment to Plaintiffs' Settlement Counsel from the Settlement Fund.

        0.6 Defendants and their Related Persons shall have no responsibility for, and no liability whatsoever with respect to the allocation among Representative Plaintiffs' Counsel, and/or any other Person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Litigation.

        8. Conditions of Settlement, Effect of Disapproval, Cancellation or Termination


        0.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

                (a) Defendants have timely made their contributions to the Settlement Fund as required by P. 3.1(a) above;

                (b) the Court has entered the Notice Order, as required by P. 4.1, above;

                (c) Defendants have not exercised their option to terminate the Stipulation pursuant to P. 8.3 hereof;

                (d) the Court has entered the Judgment, or a judgment substantially in the form of Exhibit B attached hereto;

                (e) the Judgment has become Final, as defined in P. 1.10, above; and

                (f) the Derivative Actions entitled Larrett v. Robertson, et al., Lead Case No. GIC 754696, has been dismissed with prejudice and that dismissal has become final and no longer subject to appeal.

        0.2 If all of the conditions specified in P. 8.1 are not met, then the Stipulation shall be cancelled and terminated subject to P. 8.4 unless Plaintiffs' Settlement Counsel and counsel for Defendants mutually agree in writing to proceed with the settlement.

        0.3 Defendants shall have the option to terminate the settlement in the event that putative Class Members who purchased more than a certain number of shares of MP3.com during the Class Period choose to exclude themselves from the Class, as set forth in a separate agreement executed among plaintiffs and Defendants (the "Supplemental Agreement").

        0.4 Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, or be cancelled, or shall not become effective for any reason, within five (5) business days after written notification of such event is sent by counsel for Defendants or Plaintiffs' Settlement Counsel to the Escrow Agent, the Settlement Fund (including accrued interest), plus any amount then remaining in the Notice and Administration Fund (including accrued interest), less expenses and any costs which have either been disbursed pursuant to P. P. 3.6 or
3.7 hereto, or are determined to be chargeable to the Notice and Administration Fund, shall be refunded by the Escrow Agent pursuant to written instructions from counsel for MP3.com. At the request of counsel for MP3.com, the Escrow Agent or its designee shall apply for any tax refund owed to the Settlement Fund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, to MP3.com.

        0.5 In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Litigation as of March 19, 2001. In such event, the terms and provisions of the Stipulation, with the exception of P. P. 1.1-1.22, 3.2-3.7, 8.3-8.5, 9.2-9.4, 9.9-9.13 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any Judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys' fees, expenses and interest awarded by the Court to the Representative Plaintiffs or any of their counsel shall constitute grounds for cancellation or termination of the Stipulation.

        0.6 If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither the Representative Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed from the Notice and Administration Fund. In addition, any expenses already incurred and properly chargeable to the Notice and Administration Fund pursuant to P. 3.6 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded to Defendants.

        0.7 The parties agree that, with respect to any Defendant, in the event of a final order of a court of competent jurisdiction determining the transfer of the cash portion of the Settlement Fund, or any portion thereof, by such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction under Title 11 of the United States Code (Bankruptcy) or applicable state law, then, as to such Defendant, the release given and the judgment entered in favor of such Defendant pursuant to the Stipulation shall be null and void. The release given and the judgment entered in favor of other Defendants shall remain in effect.

        9.      Miscellaneous Provisions


        0.1 The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

        0.2 Each Defendant warrants as to himself, herself, or itself that, at the time any of the payments provided for herein are made on behalf of himself, herself, or itself, he, she or it is not insolvent and the payment will not render him, her or it insolvent. This representation is made by each Defendant as to himself, herself or itself and is not made by counsel for the Defendants.

        0.3 The parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Litigation. The settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. While retaining their right to deny that the claims advanced in the Litigation were meritorious, Defendants in any statement made to any media representative (whether or not for attribution) will not deny that the Litigation was filed in good faith and is being settled voluntarily after consultation with competent legal counsel. The Final Judgment will contain a statement that during the course of the Litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11. The Settling Parties agree that the amount paid to the Settlement Fund and the other terms of the settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Litigation was brought or defended in bad faith or without a reasonable basis.

        0.4 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the

Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants and the Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants and the Released Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Defendants and the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

        0.5 All agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation.

        0.6 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

        0.7 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

        0.8 This Stipulation and the Exhibits attached hereto and the Supplemental Agreement constitute the entire agreement between Representative Plaintiffs and Defendants and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits or the Supplemental Agreement other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

        0.9 Plaintiffs' Settlement Counsel, on behalf of the Class, are expressly authorized by the Representative Plaintiffs to take all appropriate actions required or permitted to be taken by the Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Class which they deem appropriate.

        0.10 Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

        0.11 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

        0.12 This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

        0.13 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

        0.14 This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles.

        IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of March 20, 2001.

                                            ------------------------------------
                                            MILBERG WEISS BERSHAD
                                              HYNES & LERACH LLP
                                            WILLIAM S. LERACH
                                            KEITH F. PARK
                                            TRAVIS E. DOWNS, III
                                            AMBER L. ECK


                                            /s/         KEITH F. PARK
                                            ------------------------------------
                                                        KEITH F. PARK

                                            600 West Broadway, Suite 1800
                                            San Diego, CA 92101
                                            Telephone: 619/231-1058

                                            JEFFREY & DREHER, LLP
                                            ROBERT SCOTT DREHER
                                            225 Broadway, 19th Floor
                                            San Diego, CA 92101
                                            Telephone: 619/230-8828

                                            Co-Lead Counsel for Lead Plaintiffs


                                            WASSERMAN, COMDEN & CASSELMAN LLP
                                            CLIFFORD H. PEARSON
                                            GARY S. SOTER


                                            /s/       CLIFFORD H. PEARSON
                                            ------------------------------------
                                                      CLIFFORD H. PEARSON

                                            5567 Reseda Blvd., Suite 330
                                            Tarzana, CA 91357-7033
                                            Telephone: 818/705-6800

                                            Attorneys for Defendant MP3.com,Inc.

                                            ------------------------------------
                                            LATHAM & WATKINS
                                            HUGH STEVEN WILSON
                                            MICHAEL J. WEAVER
                                            JULIA E. PARRY

                                            /s/       MICHAEL J. WEAVER
                                            ------------------------------------
                                                      MICHAEL J. WEAVER

                                            701 B Street, Suite 2000
                                            San Diego, CA 92101
                                            Telephone: 619/236-1234

                                            Attorneys for Defendants
                                            Michael L. Robertson,
                                            Robin D. Richards, Paul H. Ouyang